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                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated December 18, 1998 on the financial statements of Alliance Money Market Fund-General Municipal, Prime, and Government Portfolios referred to therein in its Post-Effective Amendment to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.


                                  McGladrey & Pullen, LLP

New York, New York
March 24, 2000



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                   INDEPENDENT AUDITORS REPORT


THE BOARD OF TRUSTEES AND SHAREHOLDERS
Alliance Money Market Fund

We have audited the accompanying statements of changes in net assets for the year ended November 30, 1998 and financial highlights for the each of the two years in the period ended November 30, 1998 and the period from December 13, 1995 to November 30, 1996 of the Alliance Money Market Fund- General
Municipal, Prime, and Government Portfolios.   These financial
statements and the financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the changes in its net assets and the financial highlights of the Alliance Money Market Fund- General Municipal, Prime, and Government Portfolios for the periods indicated, in conformity with generally accepted accounting principles.



                             McGladrey & Pullen, LLP
New York, New York
December 18, 1998







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